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                                                                    Exhibit (8)

                            MUTUAL FUND CUSTODY AGREEMENT




     THIS AGREEMENT is effective as of the close of the sale of IBM Credit Investment Management Corporation to Fleet National Bank pursuant to that certain Stock Purchase Agreement dated April 1, 1994 between Fleet National Bank and IBM Credit Corporation, and is among GALAXY FUND II (the "Trust"), an open-end management investment company organized as a Massachusetts business trust, on behalf of all of its existing Series and any and all Series it may create in the future (individually, a "Fund" and collectively, the "Funds"), THE CHASE MANHATTAN BANK, N.A. (the "Custodian"), a national bank incorporated under the laws of the United States, and FLEET NATIONAL BANK (the "Administrator").



                                     WITNESSETH


     WHEREAS, the Trust is registered as an open-end diversified management investment company under the Investment Company Act of 1940, as amended (the 1940 Act"); and

     WHEREAS, the Trust desires to retain the Custodian to serve as the Trust's custodian and the Custodian is willing to furnish such services; and

     WHEREAS, the Administrator and the Trust have agreed that the Administrator shall provide certain administrative services to the Trust and shall bear certain expenses of the Trust's operations, including all amounts payable to the Custodian under this Agreement.


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     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1.    APPOINTMENT.

     (a) The Trust hereby appoints the Custodian to act as custodian of its Property during the period of this Agreement pursuant to the provisions of the Declaration of Trust and to act as agent to perform certain recordkeeping functions as may be agreed upon from time to time.

     (b) The Custodian accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 20 of this Agreement. The Custodian agrees to comply with all relevant provisions of the 1940 Act and rules and regulations thereunder applicable to custodians. The Trust may from time to time issue separate Funds, classes or classify and reclassify shares of such Funds or classes. Pursuant to Instructions, the Custodian shall identify to each such Fund or class Property belonging to such Fund or class and in such reports, confirmations and notices to the Trust called for under this Agreement shall identify the Fund or class to which such report, confirmation or notice pertains.

     2.    DEFINITIONS.

     (a) "AUTHORIZED PERSON". As used in this Agreement, the term "Authorized Person" means any of the Trust's officers, and any other person, whether or not any such person is an officer or employee of the Trust duly authorized by the Board of Trustees of the Trust to give Oral and Written Instructions on behalf of the Trust, listed on the certification annexed hereto as Schedule A or such other certification as may be received by the Custodian time to time.

     (b)   "BOOK-ENTRY SYSTEM".  As used in this Agreement, the term
"Book-Entry System" means the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees and any book-entry system

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maintained by a clearing agency registered with the Securities and Exchange
Commission (the "SEC") under Section 17A of the Securities Exchange Act of 1934 (the "1934 Act").

     (c) INSTRUCTIONS. The term Instructions shall include either Written or Oral Instructions.

     (d) "OFFICER'S CERTIFICATE". The term "Officer's Certificate" as used in this Agreement means any notice, instruction or instrument in writing authorized or required by this Agreement to be given to the Custodian, delivered by hand, mail, tested telegram, cable, telex or facsimile sending device and received by the Custodian signed on behalf of the Trust or an Authorized Person.

     (e) "ORAL INSTRUCTIONS". As used in this Agreement, the term "Oral Instructions" means oral instructions actually received by the Custodian from an Authorized Person with respect to the transaction involved or from a person the Custodian reasonably believed in good faith to be an Authorized Person with respect to the transaction involved. The Trust agrees to deliver to the Custodian, at the time and in the manner specified in Paragraph 8 of this Agreement, Written Instructions confirming Oral Instructions.

     (f)   "PROPERTY".  The term "Property", as used in this Agreement, means:

     (i) any and all securities, cash and other property of the Trust owned from time to time by the Trust acceptable to Custodian, which the Trust may from time to time deposit, or cause to be deposited, with the Custodian or which the Custodian may from time to time hold for the Trust;

     (ii) all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Funds from time to time;

     (iii) all proceeds of the sales of any of such securities or other property; and

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     (iv)   all proceeds of the sale of new or treasury Shares issued or sold by the Trust from time to time, which are received by the Custodian on behalf of the Trust.

     (g) "SECURITIES DEPOSITORY". As used in this Agreement, the term "Securities Depository" shall mean The Depository Trust Company or Participants Trust Company, each a clearing agency registered with the SEC under Section 17A of the 1934 Act or, their successor or successors and their nominee or nominees; and shall also mean any other registered or industry recognized clearing agency authorized to act as a depository under the 1940 Act, its successor or successors and nominee or nominees which has been duly approved by the Trust and named in an Officer's Certificate.

     (h) "SHARES". As used in this Agreement, the term "Shares" shall mean the shares of beneficial interest of the Trust representing interests in the Funds.

     (i) "WRITTEN INSTRUCTIONS". As used in this Agreement, "Written Instructions" means instructions delivered by hand, mail, tested telegram, cable, telex, facsimile sending device, and received by the Custodian, signed by an Authorized Person. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Trust accompanied by a detailed description of procedures approved by the Board of Trustees, Written Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Funds' assets. Written Instructions shall include instructions received by the

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Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Paragraph 12.

     3. DELIVERY AND REGISTRATION OF THE PROPERTY. The Trust will deliver or cause to be delivered to the Custodian all securities and all moneys owned by it at any time during the period of this Agreement, except for securities and monies to be delivered to any subcustodian appointed pursuant to Paragraph 6 hereof. The Custodian will not be responsible for such securities and such monies until actually received by it. All securities delivered to the Custodian or to any such subcustodian (other than in bearer form) shall be registered in the name of the Fund or in the name of a duly appointed registered nominee of the Trust on behalf of a Fund or in the name of the Custodian or any duly appointed registered nominee of the Custodian (with or without indication of fiduciary status) or in the name of any subcustodian or any nominee of such subcustodian appointed pursuant to Paragraph 6 hereof or shall be properly endorsed and in form for transfer satisfactory to the Custodian.

     4. DOMESTIC CORPORATE ACTIONS AND PROXIES. With respect to all securities, however registered, it is understood that the voting and other rights and powers shall be exercised by the Trust. The Custodian shall transmit promptly to the Trust any proxy statement, proxy materials, notice of a call or conversion or similar communications received by it as Custodian for the Trust as follows:

     (a) With respect to domestic U.S. and Canadian securities (the latter if held in DTC), the Custodian will send to the Trust or the proper authorized person, such proxies (signed in blank, if issued in the name of the Custodian's nominee or the nominees of a central depository) and communications with respect to securities in an Account (as defined in Paragraph 5) as call for voting or relate to legal proceedings within a reasonable time

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     after sufficient copies are received by the Custodian for forwarding to its customers. In addition, the Custodian will follow coupon payments, redemptions, exchanges or similar matters with respect to securities in an Account and advise the Trust or the proper authorized person for such Account of rights issued, tender offers or any other discretionary rights with respect to such securities, in each case, of which the Custodian has received notice from the issuer of the securities, or as to which notice is published in publications routinely utilized by the Custodian for this purpose.

            Where warrants, options, tenders or other securities have fixed expiration dates, the Trust understands that in order for the Custodian to act, the Custodian must receive the Trust's instructions at its offices in Brooklyn, addressed as the Custodian may from time to time request, by no later than noon (NY City time) at least one business day prior to the last scheduled date to act with respect thereto (or such earlier date or time as the Custodian may reasonably notify the Trust). Absent the Custodian's timely receipt of such instructions, such instructions will expire without liability to the Custodian. Corporate reports need not be forwarded to the Trust.

     (b) The Custodian will deliver proxies to the Trust or its designated agent pursuant to special arrangements which may have been agreed to in writing. Such proxies shall be executed in the appropriate nominee name relating to portfolio securities in the Custody Account registered in the name of such nominee but without indicating the manner in which such proxies are to be voted; and where bearer securities are involved, proxies will be delivered in accordance with Instructions.

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     5.     RECEIPT AND DISBURSEMENT OF MONEY.

     (a) The Custodian shall open and maintain a separate custody account or accounts in the name of each Fund of the Trust (each an "Account"), subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall credit to and hold in such Account or Accounts, subject to the provisions hereof, all cash received by it from or for each Fund of the Trust. The Custodian shall make payments of cash to, or for the Account of, each Fund of the Trust from such cash only upon Instructions (i) for the purchase of securities for the Trust as provided in Paragraph 13 hereof; (ii) for the payment of dividends on or other distributions of Shares as set forth in subparagraph (c) below, or for the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the Account of the Fund: interest, taxes, administration, distribution or advisory fees or operating expenses with respect to each Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses; (iii) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Trust and held by or to be delivered to the Custodian; (iv) to a subcustodian pursuant to Paragraph 6 hereof; (v) for the redemption or repurchase of Trust Shares; (vi) when securities are called, redeemed or retired, or otherwise become payable; (vii) upon exercise of subscription, purchase or other similar rights represented by securities; (viii) for spot or forward foreign exchange transactions to facilitate security trading, receipt of income from securities or related transactions; or (ix) for other proper corporate purposes, BUT ONLY upon receipt of, in addition to Written Instructions from the Trust on behalf of the Fund, a certified copy of a resolution of the Board of Trustees or of the Executive Committee of the Trust signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for

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which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

     (b) The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Trust.

     (c) Except as specifically stated otherwise in this Agreement, in any and every case where payment for purchase of securities for the account of a Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific Written Instructions from the Trust on behalf of such Fund to so pay in advance, the Custodian shall be liable to the Trust for such securities to the same extent as if the securities had been received by the Custodian; provided, however, that the Custodian shall not be liable for such securities unless the Custodian acted negligently or in bad faith.

     (d) From such funds as may be available for the purpose but subject to any applicable votes of the Board of Trustees of the Trust, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares as directed by the Transfer Agent. In connection with the redemption or repurchase of Shares of a Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to transmit funds through the federal wire or ACH system to or through a commercial bank designated by the redeeming shareholders.

     (e) Upon mutual agreement between the Trust on behalf of each applicable Fund and the Custodian, the Custodian shall, upon the receipt of Written Instructions from the Trust on behalf of a Fund, make federal funds available to such Fund as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks received in payment for Shares of such Fund which are deposited into the Fund's account.

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     6.     RECEIPT OF SECURITIES.

     (a) Except as provided herein and by Paragraph 7 hereof, the Custodian shall hold and physically segregate in a separate account with respect to each Fund, identifiable from those of any other person, all securities and non-cash property received by it for the Trust. All such securities and non-cash property are to be held or disposed of by the Custodian for each Fund of the Trust pursuant to the terms of this Agreement. In the absence of Written Instructions, the Custodian shall have no power or authority to withdraw, deliver, assign, hypothecate, pledge or otherwise dispose of any such securities and investments, except in accordance with the express terms provided for in this Agreement. In no case may any trustee, officer, employee or agent of the Trust withdraw any securities except as provided in this Agreement and pursuant to a duly adopted resolution of the Board of Trustees. In connection with its duties under this Paragraph 6, the Custodian may, at its own expense, except to the extent the Custodian is instructed by the Trust to engage a subcustodian, enter into subcustodian agreements with other banks or trust companies for the receipt of certain securities and cash to be held by the Custodian for the account of a Fund of the Trust pursuant to this Agreement; provided that each such bank or trust company has an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than one million dollars ($ 1,000,000) for a Custodian subsidiary or affiliate, or of not less than twenty million dollars ($20,000,000) for a subcustodian that is not a Custodian subsidiary or affiliate and that in either case such bank or trust company agrees with the Custodian to comply with all relevant provisions of the 1940 Act and rules and regulations thereunder applicable to Custodians. The Custodian will provide the Trust with a copy of each subcustodian agreement it executes relating to the Trust. The Custodian will be liable for acts or omissions of any such subcustodian, under the standards of care provided for herein, except to

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the extent the Custodian is instructed by the Trust to engage a subcustodian and the Trust is a party to the agreement with such subcustodian.

     (b) Promptly after the close of business on each day, the Custodian shall furnish the Trust with a summary of all transfers to or from the account of each Fund of the Trust during said day. Where securities are transferred to the account of any Fund of the Trust established at a Securities Depository or the Book-Entry System pursuant to Paragraph 7 herein, the Custodian shall also by book-entry or otherwise identify as belonging to such Fund the quantity of securities in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown in the Custodian's account on the books of a Securities Depository or the Book-Entry System. At least monthly and from time to time, the Custodian shall furnish the Trust with a detailed statement of the Property held for each Fund under this Agreement.

     7. USE OF SECURITIES DEPOSITORY OR THE BOOK-ENTRY SYSTEM. The Trust shall deliver to the Custodian a certified resolution of the Board of Trustees of the Trust approving, authorizing and instructing the Custodian on a continuous and ongoing basis until instructed to the contrary by Instructions actually received by the Custodian (i) to deposit in a Securities Depository or the Book-Entry System all securities of the Trust eligible for deposit therein and (ii) to utilize a Securities Depository or the Book-Entry System to the extent possible in connection with the performance of its duties hereunder, including without limitation settlement of purchase and sales of securities by the Trust, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. Without limiting the generality of such use, it is agreed that the following provisions shall apply thereto:

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     (a)    Securities and any cash of the Trust deposited in a Securities
Depository or the Book-Entry System will at all times be segregated from any assets and cash controlled by the Custodian in other than a fiduciary or custodian capacity.

     (b) All Books and records maintained by the Custodian that relate to the Trust participation in a Securities Depository or the Book-Entry System will at all times during the Custodian's regular business hours be open to the inspection of the Trust's duly authorized employees or agents, and the Trust's independent auditors in accordance with applicable regulations, and the Trust will be furnished with all information in respect of the services rendered to it as it may require.

     (c) The Custodian will provide the Trust with copies of any report obtained by the Custodian on the system of internal accounting control of the Securities Depository or Book-Entry System promptly after receipt of such a report by the Custodian. The Custodian will also provide the Trust with such reports on its own system of internal control which relate directly to accounts established hereunder as the Trust may reasonably request from time to time, as well as the procedures for safeguarding securities deposited in the Book-Entry System.

     (d) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Trust for the benefit of the Fund for any loss or damage to the Fund resulting from use of the Securities Depository or Book-Entry System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities Depository or Book-Entry System; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities Depository or Book-Entry System or any other person which the Custodian

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may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

     8. INSTRUCTIONS CONSISTENT WITH THE CHARTER, ETC. Unless otherwise provided in this Agreement, the Custodian shall act only upon Oral and Written Instructions. The Custodian may assume that any Instructions received hereunder are not in any way inconsistent with any provision of the Charter, By-Laws, any prospectus pursuant to which shares of a Fund are offered for sale, any rule or regulation of any applicable regulatory body or governmental agency or any vote or resolution of the Trust's Board of Trustees, or any committee thereof. The Custodian shall be entitled to rely upon any Instructions actually received by the Custodian pursuant to this Agreement. The Trust agrees to forward to the Custodian Written Instructions confirming Oral Instructions in such manner that the Written Instructions are received by the Custodian at the close of business on the same day that such Oral Instructions are given to the Custodian. The Trust agrees that the Custodian shall incur no liability in acting upon Instructions given to the Custodian hereunder concerning such transactions provided that the Custodian reasonably believes in good faith that such Instructions have been given by an Authorized Person. The Trust will hold the Custodian harmless for the failure of an Authorized Person to send Written Instructions confirming Oral Instructions or the failure of such confirmation to conform to the Oral Instructions received. The Custodian may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Trust accounts. The Trust shall be responsible for safeguarding any testkeys, identification codes or other security devices which the Custodian shall make available to the Trust or its Authorized Person. In accord with Instructions from the Trust, as required by accepted industry practice or as the Custodian may elect in effecting the execution of Trust Instructions, advances of cash or other Property made by

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the Custodian, arising from the purchase, sale, redemption, transfer or other disposition of Property of the Trust, or in connection with the disbursement of funds to any party, or in payment of claims or liabilities owed to the Custodian by the Trust, or to any other party which has secured judgment in a court of law against the Trust which creates an ovedraft in the accounts or over-delivery of Property shall be deemed a loan by the Custodian to the Trust, payable on demand, bearing interest at such rate customarily charged by the Custodian for similar loans.

     9. TRANSACTIONS NOT REQUIRING INSTRUCTIONS. The Custodian is authorized to take the following action without Instructions, unless otherwise instructed to the contrary by Written Instructions:

     (a)    COLLECTION OF INCOME AND OTHER PAYMENTS.  The Custodian shall:

     (i) collect and receive for the account of any Fund of the Trust, all income and other payments and distributions, including (without limitation) stock dividends, rights, warrants and similar items, included or to be included in the Property of any Fund of the Trust, and promptly advise the Trust of such receipt and shall credit such income and other payments and distributions, as collected, to such Fund of the Trust. From time to time, the Custodian may elect, but shall not be so obligated, to credit the account with interest, dividends or principal payments on payable or contractual settlement date, in anticipation of receiving same from a payor, central depository, broker or other agent employed by the Trust or the Custodian. Any such crediting and posting shall be at the Trust's sole risk, and the Custodian shall be authorized to reverse any such advance positing in the event it does not receive good funds from any such payor, central depository, broker or agent;

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     (ii)   endorse and deposit for collection in the name of the Trust and each of its Funds, checks, drafts, or other orders for the payment of money on the same day as received;

     (iii) receive and hold for the account of each of the Funds all securities received by the Trust as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any portfolio securities of the Trust held by the Custodian hereunder;

     (iv) present for payment and collect the amount payable upon all securities which may mature or be called, redeemed or retired, or otherwise become payable on the date such securities become payable;

     (v) take any action which may be necessary and proper in connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts and other negotiable instructions;

     (vi) to effect an exchange of the shares where the par value of stock is changed, and to surrender securities at maturity or when advised of earlier call for redemption, in accordance with accepted local industry practice. When fractional shares of stock of a declaring corporation are received as a stock distribution, the Custodian shall, unless directed otherwise, sell the fraction received and credit the Trust's account. Unless specifically instructed to the contrary in writing, the Custodian is authorized to exchange securities in bearer form for securities in registered form. If any Property registered in the name of a nominee of the Custodian is called for partial redemption by the issuer of such Property, the Custodian is authorized to allot the called portion to the respective beneficial holders of the Property in such manner deemed to be fair and equitable by the Custodian in its sole discretion; and

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     (vii)  in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Trustees of the Trust.

     (b) MISCELLANEOUS TRANSACTIONS. The Custodian is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

     (i) upon the sale of such securities for the Account of the Trust, to the broker or its clearing agent for examination by a broker in accordance with local industry practice;

     (ii) for the exchange of interim receipts or temporary securities for definitive securities;

     (iii) to the issuer thereof, or its agent, for transfer of securities into the name of the Trust or the Custodian or a nominee of either, or for exchange of securities for a different number of bonds, certificates, or other evidence representing the same aggregate face amount of number of units; provided that, in any such case, the new securities are to be delivered to the Custodian.

     10. TRANSACTIONS REQUIRING INSTRUCTIONS. Upon receipt of Instructions and not otherwise, the Custodian, directly or through the use of a Securities Depository or the Book-Entry System, shall:

     (a) Deliver any securities upon sale of such securities for the account of the Fund and receipt of payment therefor, or in accordance with customary securities processing practices, to deliver such securities to the purchaser thereof or dealer thereof (including to an agent for any such purchaser or dealer) against a receipt, with the expectation of collecting payment from the

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dealer, purchaser or agent to whom the securities were so delivered before the close of business on the same day;

     (b) In the case of a sale effected through a Securities Depository or Book-Entry System, deliver any securities, in accordance with the provisions of Paragraph 7 hereof;

     (c) Deliver any securities to the depository agent in connection with tender or other similar offers for securities of the Fund;

     (d) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     (e) Deliver any securities in connection with any loans of securities made by the Portfolio, BUT ONLY against receipt of collateral as directed by Trust on behalf of the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the Book-Entry System, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

     (f) Execute and deliver to such persons as may be designated in such Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Trust as owner of any securities may be exercised;

     (g) Deliver any securities held for any Fund of the Trust in exchange for or upon conversion to other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the

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exercise of any conversion privilege, provided, that in any such case, the cash or other consideration is to be delivered to the Custodian;

     (h) Deliver any securities held for any Fund of the Trust to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, against receipt of such certificates or deposit, interim receipts or other instructions or documents as may be issued to it to evidence such delivery;

     (i) Make such transfers or exchanges of the assets of any Fund of the Trust and take such other steps as shall be stated in said Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust;

     (j) Release securities belonging to any Fund of the Trust to any bank or trust company for the purpose of pledge or hypothecation to secure any loan incurred by the Trust, but only against receipt of amounts borrowed;

     (k) Deliver any securities held for the Trust upon the exercise of a call option written by the Trust on such securities;

     (l) Release and deliver securities owned by the Trust in connection with any repurchase agreement entered into on behalf of any Fund of the Trust upon receipt of payment in connection therefor, and pay out moneys of the Trust in connection with such repurchase agreements;

     (m) Deliver in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of The National Association of Securities Dealers, Inc. ("NASD") (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Trust (an "Options Clearing Agreement");

     (n) Release securities to designated brokers under covered call options, provided, however, that such securities shall be released only upon payment to the Bank of monies for the premium due and a receipt for the securities which are to be held in escrow. Upon exercise of the option, or at expiration, the Bank will receive from brokers the securities previously deposited. The Bank will act strictly in accordance with Instructions in the delivery of securities to be held in escrow and will have no responsibility or liability for any such securities which are not returned promptly when due other than to make proper request for such return;

     (o) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Trust, deliver any securities to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as directed by the Transfer Agent;

     (p) For any other proper corporate purpose, BUT ONLY upon receipt of, in addition to Written Instructions from the Trust on behalf of the applicable Fund, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, specifying the securities of the Fund to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

     11. SEGREGATED ACCOUNTS. The Custodian shall upon receipt of Instructions establish and maintain a segregated account or accounts on its records for and on behalf of any Fund of the Trust, into which account or accounts may be transferred cash and/or securities, including securities in the Book-Entry System (i) for the purposes of compliance by the Trust with the procedures required by an Options Clearing Agreement, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with regulations of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Written Instructions from the Trust on behalf of the applicable Fund, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

     12. CUSTODIAL AGREEMENTS WITH FCM. The Custodian may enter into separate custodial agreements among the Trust, the Custodian and any of the various futures commission merchants ("FCMs") registered under the Commodity Exchange Act that the Trust uses (each an "FCM Agreement"), pursuant to which the Trust's margin deposits in any transactions involving futures contracts and options on futures contracts will be held by Custodian in accounts (each an "FCM Account") subject to the disposition by the FCM involved in such contracts in accordance with the customer contract between FCM and the Trust ("FCM Contract"), SEC rules governing such segregated accounts, Commodity Futures Trading Commission rules and the rules of the applicable commodities exchange. Such FCM Agreements shall only be entered into upon receipt of Written Instructions from the Trust. Transfers of initial margin shall be made into an FCM Account only upon Written Instructions; transfers of premium and variation margin may be made into an FCM Account pursuant to Oral Instructions. Transfers of funds from an FCM Account to the FCM for which Custodian holds such an account may only occur upon certification by the FCM to the Custodian that pursuant to the FCM Agreement and the FCM Contract, all conditions precedent to its right to give the Custodian such instruction have been satisfied.

     13. PURCHASE OF SECURITIES. Promptly after each purchase of securities by any Fund, the Trust shall deliver to the Custodian Instructions specifying with respect to each such purchase: (a) the name of the issuer and the title of the securities, (b) the number of shares or the principal amount purchased and accrued interest, if any, (c) the dates of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, (f) the name of the person from whom or the broker through whom the purchase was made, (g) the Fund for which the purchase was made and (h) the cusip number or other industry standard identification when available. The Custodian shall upon receipt by the Custodian of securities purchased by or for the Trust registered in the name of the Fund or the Custodian or its nominee referred to in Section 3 hereof, or otherwise in accord with market practice, pay out of the moneys held for the account of such Trust the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Instructions.

     14. SALES OF SECURITIES. Promptly after each sale of securities by the Trust, the Trust shall deliver to the Custodian Instructions, specifying with respect to each such sale: (a) the name of the issue and the title of the security, (b) the number of shares or principal amount sold, and accrued interest, if any, (c) the date of sale, (d) the sale price per unit, (e) the total amount payable to the Trust upon such sale, (f) the name of the broker through whom or the person to whom the sale was made, (g) the Fund for which the sale was made and the cusip number or other industry standard identification when available. The Custodian shall deliver the securities upon receipt of the total amount payable to the Trust upon such sale, or otherwise in accord with market practice, provided that the same conforms to the total amount payable as set forth in such Instructions.

     15.    REPORTS.

     (a)    The Custodian shall furnish the Trust the following reports:

     (i) such periodic and special reports as the Trust may reasonably request;

     (ii) a monthly statement summarizing all transactions and entries for the account of each Fund;

     (iii) a monthly report of portfolio securities belonging to each Fund showing the adjusted average cost of each issue and the market value at the end of such month;

     (iv) a monthly report of the cash account of each Fund showing disbursements; and

     (v) such other information as may be agreed upon from time to time between the Trust and the Custodian.

     (b) Unless the information necessary to perform the above functions is furnished in writing or its electronic equivalent to the Custodian in a timely manner prior to the next calculation of each Fund's net asset value, the Custodian shall incur no liability and the Trust shall indemnify and hold the Custodian harmless from and against any liability arising from any discrepancy between the information received by the Custodian and used in such calculation and any subsequent information received from the Trust.

     (c) The Custodian shall assist the Trust's independent auditors, or upon approval of the Trust or upon demand, any regulatory body, in any requested review of the Trust's accounts and records maintained by the Custodian but shall be reimbursed by the Administrator for all expenses and employee time invested in any such review outside of routine and normal periodic reviews.

     (d) Upon receipt from the Trust of the necessary information, the Custodian shall provide information for tax returns, questionnaires, or periodic reports to shareholders and such other reports and information requests as the Trust and the Custodian shall agree upon from time to time.

     16. COOPERATION WITH ACCOUNTANTS. The Custodian shall cooperate with the Trust's independent certified public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion with respect to audits required each year in connection with the preparation of the Trust's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission and will endeavor to require each sub-custodian appointed pursuant to Paragraph 6 hereof to grant such access to the information to the Trust's independent certified public accountant. The Custodian shall require any subcustodian it appoints with respect to the Trust to comply with the provisions of this Paragraph 16.

     17. REPORTS TO TRUST BY INDEPENDENT PUBLIC ACCOUNTANTS. The Custodian shall provide the Trust, on behalf of each of the Funds at such times as the Trust may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities Depository and Book-Entry System relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

     18. CONFIDENTIALITY. The Custodian agrees on behalf of itself and its employees to treat confidentially and as the proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential shareholders and relative to the managers and its prior, present or potential customers, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Custodian is requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

     19.    RIGHT TO RECEIVE ADVICE.

     (a) ADVICE OF TRUST. If the Custodian shall be in doubt as to any action to be taken or omitted by it, it may request, and shall receive, from the Trust clarification or advice, including Instructions.

     (b) ADVICE OF COUNSEL. If the Custodian shall be in doubt as to any question of law involved in any action to be taken or omitted by the Custodian, it may request and rely upon written advice from counsel of its own choosing (who may be counsel for the Trust or the Custodian, at the option of the Custodian).

     (c) CONFLICTING ADVICE. In case of conflict between directions, advice or Instructions received by the Custodian pursuant to subparagraph (a) of this paragraph and advice received by the Custodian pursuant to subparagraph (b) of this paragraph, the Custodian shall be entitled to rely on and follow the advice received pursuant to the latter provision alone.

     (d) PROTECTION OF THE CUSTODIAN. The Custodian shall be protected in any action or inaction which it takes or omits to take in reliance on any directions, advice or Instructions received pursuant to subparagraphs (a) or (b) of this section which the Custodian, after receipt of any such directions, advice or Instructions, in good faith reasonably believes to be consistent with such directions, advice or Instructions, as the case may be. Nothing in this paragraph shall be construed as imposing upon the Custodian any obligation to seek such directions, advice or Instructions, or to act in accordance with such directions, advice or Instructions when received, unless, under the terms or another provision of this Agreement, the same is a condition to the Custodian's properly taking or omitting to take such action. Nothing in this subparagraph shall excuse the Custodian when an action or omission on the part of the Custodian constitutes willful misfeasance, bad faith, negligence or reckless disregard by the Custodian of its duties under this Agreement.

     20. COMPENSATION. The Administrator agrees to pay the Custodian for its services under this Agreement such amount as may be agreed upon in writing, together with the Custodian's reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees.

     21. INDEMNIFICATION. The Trust, as sole owner of the Property, agrees to indemnify and hold harmless the Custodian and its nominees from all taxes, charges, expenses, assessments, claims, and liabilities (including, without limitation, liabilities arising under the 1933 Act, the

1934 Act, the 1940 Act, the Commodity Exchange Act and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses, including (without limitation) attorney's fees and disbursements, arising directly or indirectly (a) from the fact that securities included in the Property are registered in the name of any such nominee or (b) without limiting the generality of the foregoing clause (a) from any action or thing which the Custodian takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Trust, or (ii) upon Instructions, PROVIDED, that neither the Custodian nor any of its nominees or subcustodian shall be indemnified against any liability to any Fund of the Trust or to its shareholders (or any expenses incident to such liability) arising out of (a) the Custodian's or such nominee's or subcustodian's own willful misfeasance, bad faith, negligence or reckless disregard of its duties under this Agreement or (b) the Custodian's own negligent failure to perform its duties under this Agreement. In the event of any advance of cash for any purpose made by the Custodian resulting from Instructions of the Trust, or in the event that the Custodian or its nominee or subcustodian shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's or subcustodian's own negligent action, negligent failure to act, willful misconduct, or reckless disregard, the Trust shall promptly reimburse the Custodian for such advance of cash or such taxes, charges, expenses, assessment claims or liabilities. Notwithstanding anything to the contrary, any one Fund shall not provide indemnification to the Custodian for any loss or liability resulting from actions with respect to any other Fund.

     22. RECORDS. The Custodian shall with respect to each Fund create and maintain all records relating to its activities and obligations under this Agreement as agreed upon by the Trust and the Custodian. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the Securities and Exchange Commission.

     23. RESPONSIBILITY OF THE CUSTODIAN. The Custodian shall be under no duty to take any action on behalf of the Trust except as specifically set forth herein or as may be specifically agreed to by the Custodian in writing. In the performance of its duties hereunder, the Custodian shall be obligated to exercise reasonable care and diligence and to act in good faith to insure the accuracy of all services performed under this Agreement. The Custodian shall be responsible for its own negligent failure or that of any subcustodian it shall appoint in its own discretion to perform its duties under this Agreement but to the extent that duties, obligations and responsibilities are not expressly set forth in this Agreement, the Custodian shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith, or negligence on the part of the Custodian or reckless disregard of such duties, obligations and responsibilities. Without limiting the generality of the foregoing or of any other provision of this Agreement, the Custodian in connection with its duties under this Agreement shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of (a) the validity or invalidity or authority or lack thereof of any advice, direction, notice or other instrument which conforms to the applicable requirements of this Agreement, if any, and which the Custodian reasonably believes in good faith to be genuine,
(b) the validity of the issue of any securities purchased or sold by the Trust, the legality of the purchase or sale thereof or the propriety of the amount paid or received therefore, (c) the legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefore, and (d) delays or errors or loss of data occurring by reason of circumstances beyond the Custodian's control, including acts of civil or military authority, national emergencies, strikes or work stoppages, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, acts of war or terrorism, rots, revolutions, nuclear fusion, fission or radiation, or failure of the mail, transportation, communication or power supply. Without limiting the foregoing, the Custodian shall not be liable for any loss which results from: (1) the general risk of investing, or (2) investing or holding Fund assets in a particular country including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of assets.

     24. COLLECTION. All collections of monies or other property in respect of, or which are to become part of the Property (but not the safekeeping thereof upon receipt by the Custodian) shall be at the sole risk of the Trust. In any case in which the Custodian does not receive any payment due the Trust within a reasonable time after the Custodian has made proper demands for the same, it shall so notify the Trust in writing, including copies of all demand letters, any written responses thereto, and memoranda of all oral responses thereto, and to telephonic demands, and await instructions from the Trust. The Custodian shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. The Custodian shall also notify the Trust as soon as reasonably practicable whenever income due on securities is not collected in due course.

     25. ADDITIONAL FUNDS. In the event that the Trust establishes one or more series of Shares in addition to the Large Company Index Fund, the Small Company Index Fund, the Utility Index Fund and the U.S. Treasury Index Fund with respect to which it desires to have the

Custodian render services as custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Fund hereunder.

     26. LIMITATIONS OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the Obligations of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Trust.

     27. SYSTEM REDUNDANCY. The Custodian shall make reasonable efforts to maintain telecommunication and computer system redundancy in order to facilitate resumption of systems operations in the event of a systems failure to the extent reasonably practicable.

     28. DURATION AND TERMINATION. This Agreement shall be effective as of the date hereof and shall continue until termination by the Trust or by the Custodian on 60 days' written notice. Upon any termination of this Agreement, pending appointment of a successor to the Custodian, the Custodian may deliver cash, securities or other property of the Trust to a bank or trust company of its own selection (which shall be a person qualified to so act under the 1940
Act), having aggregate capital, surplus and undivided profits, as shown by its last published report of not less than twenty million dollars ($20,000,000) as a custodian for the Trust to be held under terms similar to those of this Agreement, PROVIDED, HOWEVER, that the Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Trust of all liabilities constituting a charge on or against the properties then held by the Custodian or on or against the Custodian.

     29. NOTICES. All notices and other communications (collectively referred to as "Notice" or "Notices" in this paragraph) hereunder shall be in writing or by confirm in telegram, cable, telex, or facsimile sending device. Notices shall be addressed

     (a)    IF TO THE CUSTODIAN

            The Chase Manhattan Bank, N.A.
            Custodian for the Galaxy Fund II
            4 Chase Metrotech Center 18th Fl.
            Brooklyn, NY  11245
            Attn:  Nicholas Leone
            Tel. No. (718) 242-3462
            Fax No. (718) 242-1374

     (b)    IF TO THE TRUST

            Galaxy Fund 11
            c/o 440 Financial Group of Worcester, Inc.
            440 Lincoln Street, Box 7
            Worcester, MA  01653-1959
            Attn:  President
            Tel. No. (800) 628-0413
            Fax No. (508) 853-3317


     (c)    IF TO ADMINISTRATOR

            Fleet National Bank
            111 Westminster
            Providence, RI  02903
            Attn:  Thomas N. Howe
            Tel. No. (401) 278-5590
            Fax No. (401) 621-9887

to, in either case, such other address as shall have been designated in writing by the other party. Notice shall be deemed to have been given when actually received by the other party. All postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a Notice hereunder shall be paid by the sender.

     30. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purpose hereof.

     31. AMENDMENTS. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

     32. MISCELLANEOUS. This Agreement embodies the entire Agreement and understanding between the parties hereto; and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in New York and governed by New York law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.


                                        GALAXY FUND II

                                        By:
                                           --------------------------------
                                                       Title
ATTEST:


--------------------------------
          Title

                                        With Respect to Section 19 Only
                                          FLEET NATIONAL BANK


                                        By:  /S/   THOMAS N. HOWE
                                           --------------------------------
                                            Title: Senior Vice Pesident

ATTEST:


  /S/  MARC C. LESLIE
--------------------------------
          Title
Marc C. Leslie
Assistant Secretary

                                        THE CHASE MANHATTAN BANK, N.A.



                                        By:
                                           --------------------------------
                                                         Title
ATTEST:


--------------------------------
          Title

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.


                                       GALAXY FUND II


                                       By:
                                           --------------------------------
                                                     Title
ATTEST:


--------------------------------
          Title

                                       FLEET NATIONAL BANK


                                       By:   /S/  NICHOLAS V. LEONE
                                          --------------------------------
                                                     Title: Vice President
ATTEST:


   /S/ ALLEN HAMLIN
--------------------------------
          Title

                                       THE CHASE MANHATTAN BANK, N.A.



                                       By:
                                          --------------------------------
                                                     Title
                                                 Vice-President
ATTEST:


--------------------------------
          Title

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.


                                       GALAXY FUND II

                                       By:   /S/ JOHN T. O' NEILL
                                          --------------------------------
                                                      Title
ATTEST:


/S/  W. BRUCE MCCONNEL, III
--------------------------------
          Title

                                       FLEET NATIONAL BANK


                                       By:
                                          -------------------------------
                                                      Title
ATTEST:


--------------------------------
          Title

                                       THE CHASE MANHATTAN BANK, N.A.



                                       By:
                                          -------------------------------
                                                      Title
ATTEST:


--------------------------------
          Title